Exhibit 99.1

For immediate release
Contact:
   Ryan VanWinkle, Investor Relations, 816-792-7998

Ferrellgas Partners, L.P. Announces
Proposed Public Offering of Common Units

Liberty, MO (July 28, 2004) – Ferrellgas Partners, L.P. (NYSE: FGP) today announced that it plans to sell 2,500,000 common units representing limited partner interests in an underwritten public offering pursuant to an effective registration statement on Form S-3 previously filed with the Securities and Exchange Commission. Ferrellgas also plans to grant the underwriters an option to purchase up to 375,000 additional units to cover over-allotments, if any.

Ferrellgas intends to use the net proceeds from the proposed offering to reduce borrowings outstanding under the bank credit facility of its operating partnership, Ferrellgas, L.P.

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance or expectations. These risks, uncertainties and other factors are discussed in the Annual Report on Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P. and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2003, and other documents filed from time to time by those entities with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.